UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2013

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

(Exact name of registrant as specified in its charter)

Texas	333-174226	38-3769404
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

11451 Katy Freeway, Suite 500

Houston, Texas 77079

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (281) 598-8600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Resignation of Chief Financial Officer

Gary Barton

On April 16, 2013, Gary Barton resigned from the Interim Chief Financial Officer position, effective immediately. Mr. Barton will remain with Black Elk Energy Offshore Operations, LLC (the “Company”) as a consultant.

(c)	Appointment of Chief Financial Officer

Bruce Koch

On April 16, 2013, the Company appointed Bruce Koch, age 53, as its Chief Financial Officer, reporting to John Hoffman, Chief Executive Officer, and the Board of Managers, effective immediately. Mr. Koch has more than 25 years of experience in finance, accounting, tax, treasury, information technology and mergers and acquisition. Prior to joining us, Mr. Koch was the Chief Financial Officer for Paradigm LTD from May to August 2011, a technology company focused on the development and deployment of software for the oil, natural gas and mining industries worldwide. Mr. Koch also served as the Chief Financial Officer at Cal Dive International, Inc., a marine contractor to the offshore oil and natural gas industry, from November 2009 to August 2010. Mr. Koch held various accounting and finance leadership positions at Nabors Industries, Ltd, a land drilling contractor, offshore rig operator and oil and gas investment company, from 1990 to March 2009, including, serving as Chief Financial Officer from 2003 to 2009. Mr. Koch spent the first eight years of his career in public accounting, first at KPMG LLP and then at Coopers & Lybrand, LLP. Mr. Koch holds a Bachelor of Science in Accounting from the University of Maryland.

On April 16, 2013, the Company entered into an employment agreement (the “Koch Agreement”) with Bruce Koch, the Chief Financial Officer, for a term ending the earliest of (i) three years from the date of the Koch Agreement or (ii) the date of Mr. Koch’s termination of employment. Under the Koch Agreement, Mr. Koch receives a base salary of $287,500 per annum and is eligible for an award of an Employee Interest (as such term is defined in the Koch Agreement) in Black Elk Employee Incentive, LLC. Mr. Koch is also entitled to receive life insurance, medical, disability and other employee benefit plans pursuant to the Koch Agreement. Further, Mr. Koch is eligible to participate in incentive pay, deferred compensation, profit-sharing or retirement plans of the Company that may be in effect, from time to time, to the extent such plans are generally available to other executive officers of the Company.

In the event of termination of employment by the Company, Mr. Koch would be entitled to the following severance benefits: (i) one year’s base salary and (ii) employee benefits Mr. Koch would otherwise be entitled to pursuant to the Koch Agreement. In the event of a change of control of the Company, as defined by the Koch Agreement, Mr. Koch would be entitled to the same severance benefits noted above.

Pursuant to the Koch Agreement, Mr. Koch is subject to non-compete and non-solicitation obligations both during, and after, his employment with the Company.

The foregoing description of the Koch Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Koch Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibit

Exhibit 10.1	Employment Agreement, dated as of April 16, 2013, by and between Black Elk Energy Offshore Operations, LLC and Bruce Koch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2013

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

By:	/s/ John Hoffman
	Name:	John Hoffman
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Employment Agreement, dated as of April 16, 2013, by and between Black Elk Energy Offshore Operations, LLC and Bruce Koch.